Exhibit 5.1

October 21, 2016

Intellicheck Mobilisa, Inc.

100 Jericho Quadrangle, Suite 202

Jericho, NY 11753

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

1. We have acted as counsel to Intellicheck Mobilisa, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 promulgated under the Act of the following securities to be sold by the Company:

a.	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

b.	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

c.	warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and

d.	units representing ownership of Common Stock, Preferred Stock, Warrants or any combination thereof (the “Units”).

The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $25,000,000.

2. In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); (iii) the Bylaws of the Company, as amended (the “Bylaws”); and (iv) actions of the Company that authorize and provide for the registration of the Securities covered by this opinion letter. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

3. For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

4. The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and, solely in connection with the opinions given in numbered paragraphs 5.c and 5.d below, the laws of the State of Delaware. Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws, including without limitation any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

5. Based on and subject to numbered paragraphs 2, 3 and 4, and assuming that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company shall not have rescinded or otherwise modified any authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation incorporated and in good standing under the laws of the State of Delaware; (vi) the Company shall have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for the issuance of Common Stock and Preferred Stock, both directly and upon conversion of the Warrants, pursuant to the Registration Statement; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:

a. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Company so as not to violate any applicable law, rule or regulation or Certificate of Incorporation or Bylaws or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock (or a statement of holdings representing uncertificated shares) have been duly executed, authenticated (if required), issued and delivered either (x) in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by all necessary action of the Company (which consideration shall not be less than the par value of the Common Stock), or (y) upon conversion, exchange or exercise of any Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by all necessary action of the Company, for consideration approved by all necessary action of the Company (which consideration shall not be less than the par value of the Common Stock), the Common Stock will be validly issued, fully paid and nonassessable.

b. Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Company; (ii) a Certificate of Amendment of the Certificate of Incorporation fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto; and (iii) certificates for the shares of the Preferred Stock (or a statement of holdings representing uncertificated shares) have been duly executed, authenticated (if required), issued and delivered either (x) in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by all necessary action of the Company (which consideration shall not be less than the par value of the Common Stock), or (y) upon conversion, exchange or exercise of any Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by all necessary action of the Company, for consideration approved by all necessary action of the Company (which consideration shall not be less than the par value of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and nonassessable.

c. Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by all necessary action of the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

d. Assuming that (A) the combination of the securities of which such Units consist has been duly authorized and approved by all necessary action of the Company, (B) the terms of such Units have been duly established in accordance with the applicable agreement (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 5.c above and (D) any Preferred Stock or Common Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 5.a and 5.b above, respectively, as applicable, when (i) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement approved by the necessary action of the Company, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ K&L GATES LLP